                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                   May 2, 2001


                               WEST COAST BANCORP

             (Exact name of registrant as specified in its charter)


                                     OREGON
                 (State or other jurisdiction of incorporation)


                 0-10997                                 93-810577
        --------------------------         ----------------------------------
         (Commission File Number)            IRS Employer Identification No.


                           5335 Meadows Rd, Suite 201
                              Lake Oswego, OR 97035
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (503) 684-0884

ITEM 5.  OTHER EVENTS

        On May 2, 2001, West Coast Bancorp announced that its second quarter and fiscal year earnings will be reduced by approximately $1.2 million, after tax, as a result of a check kiting loss.

        West Coast Bancorp is a Northwest community bank holding company, operating 40 offices in the western Oregon and Washington markets. West Coast Bancorp is the parent company of West Coast Bank and West Coast Trust.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION, AND EXHIBITS

        (a)    Financial Statements:  Not Applicable

        (b)    Pro forma Financial Information:  Not Applicable

        (c)    Exhibits.


               (99) Press Release dated May 2, 2001 issued by Bancorp announcing the check kiting loss.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated:  May 3, 2001


                                           WEST COAST BANCORP


                                        By:    /s/ Robert D. Sznewajs
                                           ---------------------------------
Robert D. Sznewajs

                                           President and Chief Executive Officer